Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 033-17704 on Form N-1A of our report dated February 18, 2014 relating to the financial statements and financial highlights of VIP Asset Manager: Growth Portfolio, our reports dated February 19, 2014 relating to the financial statements and financial highlights of VIP Asset Manager Portfolio, VIP Investment Grade Bond Portfolio, VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio and VIP Freedom Lifetime Income III Portfolio, and our report dated February 20, 2014 relating to the financial statements and financial highlights of VIP Freedom 2005 Portfolio, VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio, VIP Freedom 2030 Portfolio, VIP Freedom 2035 Portfolio, VIP Freedom 2040 Portfolio, VIP Freedom 2045 Portfolio, VIP Freedom 2050 Portfolio and VIP Freedom Income Portfolio, each a fund of Variable Insurance Products Fund V, appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund V for the year ended December 31, 2013, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" or "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 17, 2014